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                                                                     EXHIBIT 5.1


                                         March 12, 1997



Bankers Trust New York Corporation,
   130 Liberty Street,
      One Bankers Trust Plaza,
         New York, New York  10006.

BT Capital Trust B,
   c/o Bankers Trust New York Corporation,
      130 Liberty Street,
         One Bankers Trust Plaza,
            New York, New York  10006.

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act") of $250,000,000 aggregate principal amount of 7.90% Junior Subordinated Deferrable Interest Debentures, Series B1 (the "Junior Subordinated Debentures") of Bankers Trust New York Corporation, a New York corporation (the "Corporation"), $250,000,000 aggregate liquidation amount of 7.90% Capital Securities, Series B1 (the "Capital Securities") to be issued by BT Capital Trust B, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities,
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Bankers Trust New York Corporation
BT Capital Trust B


we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, we advise you that, in our opinion:

          (i) When the Registration Statement relating to the Junior Subordinated Debentures, the Capital Securities and the Guarantee (the "Registration Statement") has become effective under the Act, the terms of the Junior Subordinated Debentures and of their issuance and sale have been duly established in conformity with the Indenture relating to the Junior Subordinated Debentures (the "Junior Subordinated Indenture") so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and delivered as contemplated in the Registration Statement, the Junior Subordinated Debentures will

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Bankers Trust New York Corporation
BT Capital Trust B

     constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (ii) When the Registration Statement has become effective under the Act, the Guarantee has been duly executed and delivered, the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer Trust (the "Trust Agreement") and issued and delivered as contemplated in the Registration Statement, the terms of the Guarantee and of its issuance and delivery have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the terms of the Capital Securities and of their issuance and delivery have been duly established in conformity with the Trust Agreement so as not to violate any applicable law or result in a default under or breach of any

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Bankers Trust New York Corporation
BT Capital Trust B

     agreement or instrument binding upon the Issuer Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer Trust, the Guarantee will constitute a valid and legally binding obligation of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We have relied as to certain matters on information obtained from public officials, officers of the Corporation and the Issuer Trust and other sources believed by us to be responsible, and we have assumed that the Junior Subordinated Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

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Bankers Trust New York Corporation
BT Capital Trust B

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of New Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                         Very truly yours,

                                    /s/ Sullivan & Cromwell

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